    As filed with the Securities and Exchange Commission on October 8, 1996
                                                           Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------


                               MAY & SPEH, INC.
            (Exact name of registrant as specified in its charter)

                             --------------------

              DELAWARE                                   36-2992650
     (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                                1501 OPUS PLACE
                         DOWNERS GROVE, ILLINOIS 60515
              (Address of principal executive offices) (Zip Code)

               MAY & SPEH, INC. 1994 EXECUTIVE STOCK OPTION PLAN
             MAY & SPEH, INC. 1995 KEY EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plans)

                             --------------------

                                ROBERT C. EARLY
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               MAY & SPEH, INC.
                                1501 OPUS PLACE
                         DOWNERS GROVE, ILLINOIS 60515
                    (Name and address of agent for service)

                                 (630)964-1501
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                             ROBERT A. MCWILLIAMS
                               FREEBORN & PETERS
                      311 SOUTH WACKER DRIVE, SUITE 3000
                            CHICAGO, ILLINOIS 60606
                                 (312)360-6000

                             --------------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed               Proposed
                                        Amount             Maximum                Maximum
      Title of Securities               to be           Offering Price           Aggregate              Amount of
       to be Registered             Registered(1)        Per Share(2)        Offering Price(2)      Registration Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock ($.01 par value)..       2,726,000             $19.75               $53,838,500             $18,565
====================================================================================================================

(1) Consists of 1,398,000 shares reserved for issuance under the May & Speh, Inc. 1994 Executive Stock Option Plan and 1,328,000 shares reserved for issuance under the May & Speh, Inc. 1995 Key Employee Stock Option Plan.
(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on October 4, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by May & Speh, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

          (a) The Company's Prospectus dated March 26, 1996 filed with the Commission pursuant to Rule 424(b) and included in the Company's Registration Statement on Form S-1 (File No. 33-98302), as amended (the "Form S-1").

          (b) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Form S-1.

          (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

          (d) The Company's Current Report on Form 8-K dated July 18, 1996, as amended.

          (e) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Freeborn & Peters has acted as counsel for the Company in connection with this Registration Statement and has rendered its opinion in connection therewith. Attorneys employed by this law firm beneficially own approximately 130,000 shares of Common Stock and options to acquire an additional 21,600 shares of Common Stock. Peter I. Mason, a director of the Company, is a partner of Freeborn & Peters.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Nine of the Registrant's Certificate of Incorporation ("Article Nine") is consistent with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Nine eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Nine does not eliminate director liability (i) for breaches of the duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which a director derives improper personal benefit and (iv) under Section 174 of the DGCL ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. Article Nine provides further that a director shall not be personally liable to the Registrant or its stockholders to such further extent as permitted by any law subsequently enacted, including any subsequent amendment to the DGCL. While Article Nine protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care.

     With certain limitations, Article Eight of the Registrant's By-Laws ("Article Eight") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Article Eight is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (i) a majority of disinterested directors, (ii) a written opinion of a reputable disinterested legal counsel selected by the Board or (iii) the stockholders. Indemnification rights under Article Eight are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Article Eight are separable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

     Under Section 145 of the DGCL, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Article Ten of the Registrant's Certificate of Incorporation ("Article Ten") provides that the Registrant shall indemnify its directors and officers (and, in the discretion of the Board, employees of the Registrant or persons serving at the request of the Registrant in any other capacity for or on behalf of the Registrant) to the full extent permitted by law against any liability or expense actually and reasonably incurred. Article Ten provides further that the Registrant shall advance expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified.

     With the approval of the Registrant's stockholders, the Registrant has entered into Directorship Agreements with its directors. These Directorship Agreements provide that the directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as directors of the Registrant or of any subsidiary of the Registrant or of any other company or enterprise in which they are serving at the request of the Registrant. No indemnity will be provided to any director under these agreements on account of liability for any breach of the director's duty of loyalty to the Registrant, such subsidiaries, stockholders or enterprises, any act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws, or any transaction from which the director derived an improper personal benefit. In addition, no indemnification will be provided for which payment is made to or on behalf of the director under any insurance policy, except with respect to any excess amount to which the director is entitled under the Directorship Agreement beyond the amount of payment under such insurance policy, if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy, or in connection with any proceeding initiated by the director, or any proceeding by the director against the Registrant or its directors, officers, employees or other persons entitled to be indemnified by the Registrant, unless (i) the Registrant is expressly required by law to make the indemnification, (ii) the proceeding was authorized by the Board of Directors of the Registrant or (iii) the director initiated the proceeding pursuant to the Directorship Agreement and the director is successful in whole or in part in the proceeding.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

     4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1)

     4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1)

     4.3  Specimen Certificate for Common Stock (incorporated by reference to
          Exhibit 4.1 to the Form S-1)

     4.4 May & Speh, Inc. 1994 Executive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form S-1)

     4.5 Form of Stock Option Agreement under the May & Speh, Inc. 1994 Executive Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Form S-1)

     4.6  May & Speh, Inc. 1995 Key Employee Stock Option Plan, as amended

     4.7 Form of Stock Option Agreement under the May & Speh, Inc. 1995 Key Employee Stock Option Plan

     5    Opinion of Freeborn & Peters

     23.1 Consent of Freeborn & Peters (contained in Exhibit 5)

     23.2 Consent of Price Waterhouse LLP

     24   Power of Attorney (contained on signature page)

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 7th day of October, 1996.


                                       May & Speh, Inc.


                                       By: /s/ Lawrence J. Speh
                                       -------------------------------------
                                       Lawrence J. Speh
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY


       Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert C. Early and Willard E. Engel, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 7, 1996.

         SIGNATURE                                  TITLE
         ---------                                  -----


 /s/ Albert J. Speh, Jr.               Chairman of the Board of Directors
-----------------------------------
Albert J. Speh, Jr.


 /s/ Lawrence J. Speh                  President, Chief Executive Officer
-----------------------------------    and Director (principal executive
Lawrence J. Speh                       officer)

 /s/ Robert C. Early                   Executive Vice President, Chief
---------------------------------      Financial Officer, Treasurer and
Robert C. Early                        Director (principal financial officer)

 /s/ Willard E. Engel, Jr.             Vice President and Chief Accounting
----------------------------------     Officer (principal accounting officer)
Willard E. Engel, Jr

 /s/ Peter I. Mason                    Director
----------------------------------
Peter I. Mason


 /s/ Deborah A. Bricker                Director
----------------------------------
Deborah A. Bricker

                                 EXHIBIT INDEX

                                                                                    SEQUENTIALLY
EXHIBIT                                                                               NUMBERED
NUMBER                                      EXHIBIT                                     PAGE
------                                      -------                                 ------------
  4.1        Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1)

  4.2        By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1)

  4.3 Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form S-1)

  4.4 May & Speh, Inc. 1994 Executive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form S-1)

  4.5        Form of Stock Option Agreement under the May & Speh, Inc. 1994
             Executive Stock Option Plan (incorporated by reference to Exhibit
             10.2 to the Form S-1)

  4.6        May & Speh, Inc. 1995 Key Employee Stock Option Plan, as amended

  4.7        Form of Stock Option Agreement under the May & Speh, Inc. 1995
             Key Employee Stock Option Plan

   5         Opinion of Freeborn & Peters

 23.1        Consent of Freeborn & Peters (contained in Exhibit 5)

 23.2        Consent of Price Waterhouse LLP

   24        Power of Attorney (contained on signature page)